UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CUMMINS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V85567-P42421 Your Vote Counts! You invested in CUMMINS INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 12, 2026. *Please check the meeting materials for any special requirements for meeting attendance. SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945 2026 Annual Meeting For holders as of: March 16, 2026 Date: May 12, 2026 Time: 11:00 a.m. EDT CUMMINS INC. Get informed before you vote View the Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 28, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* May 12, 2026 11:00 a.m. EDT Virtually at: www.virtualshareholdermeeting.com/CMI2026

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V85568-P42421 Election of Directors Nominees: 1) Jennifer W. Rumsey For 2) Gary L. Belske For 3) Bruno V. Di Leo Allen For 4) Daniel W. Fisher For 5) Carla A. Harris For 6) Thomas J. Lynch For 7) William I. Miller For 8) Kimberly A. Nelson For 9) Karen H. Quintos For 10) John H. Stone For 11) Matthew Tsien For 12) Advisory vote to approve the compensation of our named executive officers as disclosed in the proxy statement. For 13) Proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026. For 14) Proposal to approve the 2026 Omnibus Incentive Plan. For 15) Shareholder proposal to adopt a policy for separation of the roles of Chairperson and Chief Executive Officer. Against 16) Shareholder proposal requesting a report on the Company’s charitable support. Against NOTE: In addition, the Company may transact such other business as may properly come before the meeting or any adjournment thereof.